UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 11, 2016

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K
CURRENT REPORT

Item 2.02.	Results of Operations and Financial Condition.

On February 11, 2016, W. R. Grace & Co. issued a press release announcing its financial results for the quarter ended December 31, 2015.  A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2016, W. R. Grace & Co. (“Grace”) announced that Thomas E. Blaser has been named Senior Vice President, Finance and Chief Financial Officer Designate of Grace. Mr. Blaser is expected to assume the position of Chief Financial Officer of Grace upon the filing in late February of the Grace Annual Report on Form 10-K. At that time, Hudson La Force is expected to resign as Chief Financial Officer. As previously disclosed, Mr. La Force was named President and Chief Operating Officer of Grace on February 4, 2016. As Chief Financial Officer, Mr. La Force served, and Mr. Blaser will serve, as Principal Financial Officer of Grace.

Mr. Blaser (age 54) served as President, from May 2015 to September 2015, and Chief Financial Officer, from 2006 to 2015, of the North American business unit of Arysta LifeScience Corporation, a global agricultural chemical and life science business that was sold to Platform Specialty Products in February 2015. Previously, he held business development and financial leadership roles with Honeywell and Price Waterhouse, LLP (now PricewaterhouseCoopers LLP).

Mr. Blaser will receive an initial base salary of $450,000 and be entitled to participate in the Grace 2016 Annual Incentive Compensation Program with a targeted award of 70% of base salary earned in 2016. It is expected that the Grace compensation committee will authorize equity grants to Mr. Blaser under the Grace 2016 Stock Incentive Plan and awards under the Grace 2016-2018 Long Term Incentive Program. Mr. Blaser will also be eligible to participate in the benefit plans and programs generally available to similarly situated employees and executive officers of Grace.

Grace and Mr. Blaser intend to enter into an Executive Severance Agreement, in substantially the form applicable to Grace’s other executive officers, pursuant to which he would receive a severance payment of 3.00 times the sum of his annual base salary plus his targeted annual incentive compensation award (adjusted in accordance with the terms of that agreement), and certain other benefits, in the event his employment terminates under certain conditions following a change-in-control of Grace.

A copy of the press release issued by Grace on February 11, 2016 announcing Mr. Blaser’s appointment is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein. The form of Executive Severance Agreement has been filed as an exhibit to the Grace Annual Report on Form 10-K for the year ended December 31, 2015 (Commission File No. 1-13953) and is incorporated by reference herein.

Forward-looking statements
This document and the exhibits hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that Grace serves; the effectiveness of Grace’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting Grace’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting Grace’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as the costs of the separation, Grace’s ability to realize the anticipated benefits of the separation and distribution, and the value of Grace’s common stock following the separation; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K which have been filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by W. R. Grace & Co. announcing financial results for the quarter ended December 31, 2015
99.2	Press release issued by W. R. Grace & Co. on February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Hudson La Force III
Hudson La Force III
President, Chief Operating Officer and
Chief Financial Officer

Dated: February 11, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by W. R. Grace & Co. announcing financial results for the quarter ended December 31, 2015
99.2	Press release issued by W. R. Grace & Co. on February 11, 2016